EXHIBIT 23.4

INDEPENDENT AUDITORS' CONSENT

THE BOARD OF DIRECTORS AND SHAREHOLDERS
INTER PARFUMS INC. :

We consent to the incorporation by reference in the registration statement (No.333-115867) on Form S-8 of Inter Parfums Inc. of our report dated March 21, 2003, with respect to the consolidated statements of income, shareholders' equity and comprehensive income, and cash flows for the year ended December 31, 2002, which report appears in the December 31, 2004, annual report on Form 10-KA of Inter Parfums Inc..


Paris La Defense, April 22, 2005
KPMG Audit
A DIVISION OF KPMG S.A.

Alain Bouchet
PARTNER